SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                     x
Filed by a Party other than the Registrant  o

Check the appropriate box:
o    Preliminary proxy statement      o  Confidential, For Use of the Commission
x    Definitive Proxy Statement
o    Definitive Additional Materials
o    Soliciting Material Under Rule 14a-12

                                 GlobeSpan, Inc.
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                  (Name of Registrant as Specified in Charter)
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                 (Name of Person(s) Filing the Proxy Statement,
                          if other than the Registrant)

Payment of filing fee (check the appropriate box):
x    No fee required.
o    Fee computed on table below per Exchange Rules 14a-6(i)(1) and 0-11.
     (1)    Title of each class of securities to which transaction applies:

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     (2)    Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)    Proposed maximum aggregate value of transaction:

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     (5)    Total fee paid:

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o    Fee paid previously with preliminary materials:

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o    Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:

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     (2)    Form, Schedule or Registration Statement no.:

     (3)    Filing party:

     (4)    Date filed:

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

                                [GLOBESPAN LOGO]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders (the "Annual Meeting") of GlobeSpan, Inc., a Delaware corporation ("GlobeSpan" or the "Company"), will be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey, on June 12, 2001, at 10:00 a.m. (local time), for the following purposes:

     1.   to elect nine directors;

     2. to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the year 2001; and

     3. to transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     All stockholders of the Company are cordially invited to attend the Annual Meeting in person. The Board of Directors has fixed the close of business on April 25, 2001 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting. Each share of the Company's common stock is entitled to one vote on all matters presented at the Annual Meeting. The Company will make available an alphabetical list of stockholders entitled to vote at the Annual Meeting for examination by any stockholder during ordinary business hours, before the Annual Meeting, at the Company's offices located at 100 Schulz Drive, Red Bank, New Jersey 07701 or, on the date of the Annual Meeting, at the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting in person, please read the accompanying proxy statement and promptly complete, date and sign the enclosed proxy card and return it in the enclosed reply envelope. The proxy is revocable by you at any time prior to its use at the Annual Meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy card should be signed and returned to assure that all your shares will be voted at the Annual Meeting.

                                              By Order of the Board of Directors


                                              Richard Gottuso
                                              Corporate Secretary
May 7, 2001

                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of GlobeSpan, Inc., a Delaware corporation ("GlobeSpan" or the "Company"), of proxies for use at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey, on Tuesday, June 12, 2001 at 10:00 a.m. (local time), and at any adjournment of the Annual Meeting. The Company's mailing address is 100 Schulz Drive, Red Bank, New Jersey 07701. This Proxy Statement and the enclosed proxy are first being sent to stockholders and made available on the Internet (http://www.globespan.net) on or about May 7, 2001.

     Only stockholders of record at the close of business on April 25, 2001 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share of common stock outstanding on the Record Date is entitled to one vote. All shares of common stock will vote together as one class on all questions that come before the Annual Meeting. On the Record Date, there were 73,421,802 shares of common stock outstanding.

     At the Annual Meeting, stockholders of the Company will be asked to:

     (1)  elect as directors the nominees named below;

     (2) ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2001; and

     (3) consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

VOTE REQUIRED

     Votes at the Annual Meeting will be tabulated by inspectors of election appointed by the Company. Shares of common stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, as a general rule, brokers may vote these shares in their discretion. However, brokers are precluded from exercising their voting discretion on certain types of proposals and, absent specific instructions from the beneficial owner in such cases, brokers may not vote on those proposals. This results in what is known as a "broker non-vote" on such proposals.

     Election of directors will be determined by a plurality vote of the shares of common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes "withheld" from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on the election of directors.

     Passage of the proposal to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the year ending December 31, 2001 requires the approval of a majority of the votes cast on this proposal. Abstentions as to this proposal will not count as votes cast for or against this proposal and will not be included in calculating the number of votes necessary for approval of this proposal. Brokers have discretionary authority to vote on this proposal.

     All other matters will be determined by the vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

     Each stockholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that shares owned thereby are voted at the Annual Meeting.

     Proxies in the accompanying form will be voted in accordance with the instructions indicated thereon, and, if no such instructions are indicated, will be voted FOR the nominees for election as directors named below, FOR the selection of PricewaterhouseCoopers LLP as the independent accountants for the Company, and, in the discretion of the proxy holders, on any other matters that properly come before the Annual Meeting.

REVOCATION OF PROXIES

     Any stockholder may revoke a proxy at any time before such proxy is voted. Proxies may be revoked by:

     o delivering to the Secretary of the Company a written notice of revocation bearing a date later than the date of the proxy;

     o duly executing a subsequent proxy relating to the same shares of common stock and delivering it to the Secretary of the Company; or

     o attending the Annual Meeting and stating to the Secretary of the Company an intention to vote in person and so voting.

     Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequent proxy or written notice of revocation of a proxy should be delivered to GlobeSpan, Inc., 100 Schulz Drive, Red Bank, New Jersey 07701, Attention: Richard Gottuso, Secretary.

SOLICITATION PROCEDURES

     The Company will bear all costs of the solicitation of proxies. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, facsimile or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in connection with such distributions.

                            COMMON STOCK OWNERSHIP OF
                     MANAGEMENT AND OTHER BENEFICIAL OWNERS


     The table below sets forth information regarding the beneficial ownership of GlobeSpan's common stock as of April 25, 2001, by (1) each person or entity who is known by GlobeSpan to own beneficially more than 5% of GlobeSpan's outstanding stock; (2) each executive officer of the Company named in the Summary Compensation Table; and (3) all directors, nominees and executive officers as a group.

     Applicable percentage ownership in the following table is based on 73,421,802 shares of common stock outstanding as of April 25, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of the Company's common stock subject to options or conversion rights that are presently exercisable or exercisable within 60 days of April 25, 2001 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

                                                              Number     Percent
Beneficial Owner                                            of Shares   of Class
----------------                                            ---------   --------
Entities Associated with Texas Pacific Group(1).......      15,033,716     20.4%
Putnam Investments, LLC(2)............................       7,169,343      9.8
Pilgram Baxter & Associates, Ltd.(3)..................       3,883,500      5.3
Barbara Connor(4).....................................          45,000       *
James Coulter(5)......................................      15,033,716     20.4
Dipanjan Deb(6).......................................          23,437       *
Thomas Epley(7).......................................         882,967      1.2
Federico Faggin(8)....................................          45,177       *
Keith Geeslin(9)......................................          81,740       *
John Marren...........................................               0       *
David Stanton(10).....................................          23,437       *
Armando Geday(11).....................................       2,083,873      2.8
Robert McMullan(12)...................................         567,901       *
Nicholas Aretakis(13).................................         579,774       *
All directors and executive officers as a group
(11 persons)(14) .....................................      19,367,022     25.8
-----------------

* Indicates less than 1%.

(1)  Consists of 335,288 shares held by Communication GenPar, Inc.,
     13,399,197 shares held by TPG Partners, L.P., 1,164,231 shares held by TPG Parallel I, L.P. and 135,000 shares subject to options issued under the 1999 Director Stock Option Plan granted to TPG affiliated directors which are exercisable within 60 days of April 25, 2001. TPG Partners, L.P. and TPG Parallel I, L.P., affiliates of Texas Pacific Group, are shareholders in Communication GenPar, Inc. James Coulter, one of the Company's directors is the sole director and President of Communication GenPar, Inc. and is a managing partner of the general partner of the Texas Pacific Group entities. John Marren, one of the Company's directors, is a partner of the general partner of the Texas Pacific Group entities. The address of Texas Pacific Group is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(2) Based on a Schedule 13G filed in March 2001, Putnam Investments LLC ("PI"), Marsh & McLennan Companies, Inc. ("MM&C"), Putnam Investment Management, LLC ("PIM") and The Putnam Advisory Company, LLC ("PAC") collectively beneficially hold 7,169,343 shares of common stock. The
     Schedule 13G indicates that PI, through its control of PIM and PAC, has shared power to dispose of 7,169,343 shares of common stock and shared voting power over 51,250 shares of common stock. The address of PI is One Post Office Square, Boston, Massachusetts 02109.

(3) Based on a Schedule 13G filed in February 2001, Pilgram Baxter & Associates, Ltd. ("PBA") beneficially holds 3,883,500 shares of common stock. The Schedule 13G indicates that PBA has sole power to dispose of 3,883,500 shares of common stock and sole voting power over 3,868,700 shares of common stock. The address of PBA is 825 Duportail Road, Wayne, PA 19087.

(4) Includes 45,000 shares subject to options which are exercisable within 60 days of April 25, 2001.

(5) Includes 15,033,716 shares held by entities associated with the Texas Pacific Group. Mr. Coulter is a managing partner of the general partner of the Texas Pacific Group entities, and, as such, may be deemed to have voting and dispositive power over the Texas Pacific Group shares. However, Mr. Coulter disclaims beneficial ownership of the Texas Pacific Group shares except to the extent of his pecuniary interest therein.

(6) Includes 23,437 shares subject to options which are exercisable within 60 days of April 25, 2001.

(7) Includes 661,967 shares held by Thomas E. Epley Trust, 158,000 shares held by Anderson Epley Family Trust, 9,000 shares held by Thomas Epley, Jr. Trust, 9,000 shares held by Jacqueline Epley Trust and 45,000 shares subject to options exercisable within 60 days of April 25, 2001 by Mr. Epley individually.

(8) Includes 35,000 shares subject to options which are exercisable within 60 days of April 25, 2001.

(9) Includes 45,000 shares subject to options which are exercisable within 60 days of April 25, 2001.

(10) Includes 23,437 shares subject to options which are exercisable within 60 days of April 25, 2001.

(11) Includes 658,768 shares subject to options which are exercisable within 60 days of April 25, 2001.

(12) Includes 240,000 shares subject to options which are exercisable within 60 days of April 25, 2001.

(13) Includes 270,000 shares subject to options which are exercisable within 60 days of April 25, 2001.

(14) Includes 1,520,642 shares subject to options which are exercisable within 60 days of April 25, 2001.

PROPOSAL 1. ELECTION OF DIRECTORS

     Nine persons have been nominated for election as directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified, and it is anticipated that each nominee will be a candidate when the election is held. However, if for any reason a nominee is not a candidate at that time, proxies will be voted for a substitute nominee designated by the Company (except proxies marked to the contrary).

     The Board of Directors recommends that stockholders vote "for" the election of the nominees for the Board of Directors named below. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted "for" the nominees named below.

NOMINEES AND EXECUTIVE OFFICERS

     Set forth below are the names of each nominee for the office of director and each executive officer of the Company, such person's age, the year such person was elected a director of the Company, if any, and such person's principal occupation, other business experience during the last five years, and other directorships in publicly-held corporations:

Nominees

              Name         Age                     Position
              ----         ---                     --------
Armando Geday(1).......    39    President, Chief Executive Officer and Director
Barbara Connor(2)......    50    Director
James Coulter(1)(3)....    41    Director
Dipanjan Deb(1)(2).....    31    Director
Thomas Epley(1)(3).....    60    Director
Federico Faggin(3).....    59    Director
Keith Geeslin(2).......    48    Director
John Marren............    38    Director
David Stanton(3).......    38    Director
-----------------------

(1)  Member of Executive Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee

     Armando Geday has served as President and Chief Executive Officer of GlobeSpan since April 1997 and as a director of GlobeSpan since April 1997. From June 1986 to March 1997, Mr. Geday was Vice President and General Manager of the Multimedia Communications Division of Rockwell Semiconductor Systems, a developer and manufacturer of semiconductor systems. Mr. Geday received a B.S. in Electrical Engineering from the Florida Institute of Technology.

     Barbara Connor has served as a director of GlobeSpan since May 1999. Since June 2000, Ms. Connor has served as an independent consultant to several companies. From 1973 until June 2000, Ms. Connor held various positions in Bell Atlantic Corporation (predecessor to Verizon Communications, Inc.), a telecommunications company, including Treasurer and Controller. From 1995 until June 2000, Ms. Connor was President of Bell Atlantic Federal Systems, where she directed Bell Atlantic's sales and servicing activities to the Federal Government in the continental United States, Puerto Rico and Europe. Ms. Connor received a B.A. in economics from Immaculata College, an M.A. in economics and statistics from the University of Notre Dame and an M.B.A. in finance from Rider University.

     James Coulter has served as a director of GlobeSpan since May 1998. Mr. Coulter has served as a managing partner of Texas Pacific Group, an investment firm, since 1992. Mr. Coulter currently serves as a director of Genesis Health Ventures, Inc., Oxford Health Plans Inc., Northwest Airlines Corporation and several privately held companies. Mr. Coulter received a B.A. in Business from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

     Dipanjan Deb has served as a director of GlobeSpan since March 1999. Mr. Deb has been a partner of Francisco Partners, an investment firm, since August 1999. From November 1998 until August 1999, Mr. Deb was employed by Texas Pacific Group, an investment firm, where he was responsible for technology-related investments. From August 1991 to June 1994, Mr. Deb was employed at Robertson Stephens, an investment bank. Mr. Deb rejoined Robertson Stephens in June 1996 and served as their Director of Semiconductor Banking until October 1998. Prior to rejoining Robertson Stephens in 1996, Mr. Deb worked as a management consultant at McKinsey & Company, a consulting firm. Mr. Deb received a B.S. in Electrical Engineering from the University of California at Berkeley and an M.B.A. from the Stanford Graduate School of Business.

     Thomas Epley has served as a director of GlobeSpan since August 1996 and as Chairman of the Board from August 1996 to March 1999. Mr. Epley has also served as President of Paradyne Credit Corporation, a related party of GlobeSpan, since August 1996. Mr. Epley was the CEO and President of GlobeSpan from August 1996 to April 1997 and the CEO and President of Paradyne Networks, a developer and manufacturer of telecommunications products and a related party of GlobeSpan, from August 1996 to April 1997. From May 1991 to April 1996, Mr. Epley was the CEO of Technicolor, an entertainment media company. Mr. Epley currently serves as Chairman of Paradyne Networks and serves as a director of another privately held company. Mr. Epley received a B.S. in Mechanical Engineering from the University of Cincinnati and an M.B.A. from Northwestern University.

     Federico Faggin has served as a director of GlobeSpan since May 1999. Mr. Faggin is the Chairman of the Board of Directors and a director of Synaptics, Inc., a computer peripheral and software company he founded in 1986. Mr. Faggin currently serves as a director of Integrated Device Technologies, Inc., a semiconductor company, Avanex Corp., a photonic processors company and several privately held companies. Mr. Faggin received a doctorate in Physics from the University of Padua, Italy, and holds an honorary doctorate in Computer Science from the University of Milan, Italy.

     Keith Geeslin has served as a director of GlobeSpan since August 1996. Mr. Geeslin is the Managing Partner of The Sprout Group, a venture capital firm. From 1984 until 2000, Mr. Geeslin served as General Partner of The Sprout Group. In addition, he is a general or limited partner of a series of investment funds associated with The Sprout Group, a division of DLJ Capital Corporation, which is a subsidiary of Credit Suisse First Boston (USA), Inc. Mr. Geeslin is a director of Paradyne Networks, a related party of GlobeSpan, Rhythms NetConnections Inc., Innoveda Inc. and several privately held companies. Mr. Geeslin received a B.S.E.E. from Stanford University, an M.A. in Philosophy, Politics and Economics from Oxford University and an M.S. in Engineering and Economic Systems from Stanford University.

     John Marren has served as a director of GlobeSpan since June 2000. Since April 2000, Mr. Marren has served as a partner of Texas Pacific Group, an investment firm. From 1996 until 2000, Mr. Marren served as a managing director and the co-head of Technology Investment Banking for Morgan Stanley Dean Witter. From 1992 until 1996, Mr. Marren was a managing director and semiconductor research analyst for Alex. Brown & Sons. Mr. Marren currently serves as a director of ON Semiconductor Corporation and other privately held companies. Mr. Marren received a B.S. in Electrical Engineering from the University of California at Santa Barbara.

     David Stanton has served as a director of GlobeSpan since June 1996. Mr. Stanton has been a partner of Francisco Partners, an investment firm, since August 1999. From 1994 until August 1999, Mr. Stanton was a partner of Texas Pacific Group, an investment firm. Prior to joining Texas Pacific Group, Mr. Stanton was a venture capitalist with Trinity Ventures, where he specialized in information technology, software and telecommunications investing. Mr. Stanton currently serves as a director of Paradyne Networks, a related party of GlobeSpan, marchFirst, Inc. and several private companies. Mr. Stanton received a B.S. in Chemical Engineering from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Other Executive Officers

        Name              Age                       Position
----------------------  --------    --------------------------------------------
Robert McMullan.......     46       Chief Financial Officer and Vice President
Nicholas Aretakis.....     39       Vice President, Worldwide Sales

     Robert McMullan has served as Chief Financial Officer and Vice President of GlobeSpan since July 1998. Mr. McMullan also served as the Secretary of GlobeSpan from February 1999 to February 2000. From November 1990 to March 1998, Mr. McMullan was employed by The BISYS Group, Inc., an outsourcer to the financial services industry, where he served as Executive Vice President and Chief Financial Officer. Mr. McMullan received a B.A. in Business Administration from St. Michael's College.

     Nicholas Aretakis has served as Vice President, Worldwide Sales of GlobeSpan since May 1998. From July 1994 to April 1998, Mr. Aretakis served as Vice President of Marketing and Sales at ESS Technology, Inc., a developer of audio, digital video and modem/fax communication semiconductors and software products for the personal computing industry. Mr. Aretakis received a B.A. in Mathematics from Hobart College and a B.S. in Electrical Engineering from Columbia University.

COMMITTEES OF THE BOARD OF DIRECTORS

     During 2000, the Board of Directors of the Company met four times at regularly scheduled meetings and five times at special meetings. The only standing committees of the Board of Directors are the Executive Committee, the Audit Committee and the Compensation Committee. Each director has attended at least 75% of all board meetings and applicable committee meetings, except Mr. Coulter and Mr. Geeslin, who each attended three of four regularly scheduled board meetings and three of five special board meetings.

     Executive Committee. The Board of Directors has created an Executive Committee consisting of Messrs. Coulter, Deb, Epley and Geday. The Executive Committee is authorized to act with respect to all matters arising before the Board, except for matters which require stockholder approval or are prohibited by Delaware law, including a sale of the Company. The Executive Committee did not meet in 2000.

     Compensation Committee. The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board regarding all forms of compensation provided to the executive officers and directors of GlobeSpan and its subsidiaries, including stock compensation and loans. In addition, the Compensation Committee reviews and makes recommendations on stock compensation arrangements for all employees of GlobeSpan. As part of the foregoing, the Compensation Committee also administers the 1999 Equity Incentive Plan, the 1999 Supplemental Stock Option Plan and the Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Coulter, Epley, Faggin and Stanton. The Compensation Committee held four meetings in 2000.

     Audit Committee. The Audit Committee of the Board of Directors reviews and monitors the corporate financial reporting and the audits of GlobeSpan, including, among other things, the Company's internal control functions, the results and scope of the annual audit and other services provided by the Company's independent auditors and the Company's compliance with legal matters that have a significant impact on the Company's financial reports. The Audit Committee also consults with the Company's management and independent auditors prior to the presentation of quarterly and annual financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. In addition, the Audit Committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with the Company's independent auditors. The current members of the Audit Committee are Ms. Connor and Messrs. Deb and Geeslin. The Board of Directors believes that all of these directors are independent within the meaning of Rule 4200(a)(15) of the Rules of the National Association of Securities Dealers, Inc. The Audit Committee held two meetings in 2000. In addition, members of the Audit Committee review the Company's quarterly financial statements with management and with the Company's independent auditors prior to their release. During the year ended December 31, 2000, the Audit Committee held two such reviews that were attended by at least one member of the Committee.

COMPENSATION OF DIRECTORS

     Directors of GlobeSpan who are not employees receive $1,500 for participation in meetings of the Board of Directors. Non-employee directors of GlobeSpan who also serve on either the Compensation or the Audit Committees receive $750 for participation in the committee meetings. We also reimburse our directors for out-of-pocket expenses incurred by them in their capacity as a director.

     In addition, the 1999 Director Stock Plan grants to each non-employee director an option to purchase 30,000 shares of common stock on the date on which he or she is initially elected or appointed to the board; and another option to purchase 15,000 shares of common stock at each of the first two annual stockholders' meetings in the calendar years following the year in which he or she initially became a board member. However, a new director will not receive an option to purchase 15,000 shares of common stock if he or she resigns at that annual stockholders' meeting. At each annual stockholders' meeting following the annual meeting during which each non-employee director received the second option to purchase 15,000 shares of common stock, the 1999 Director Stock Plan grants to each continuing director an option to purchase 7,500 shares of common stock. Each initial option becomes exercisable and vested upon the director's completion of 12 months of service during which he or she attended at least 75% of the scheduled board meetings. Each subsequent option will be fully vested at grant. Ms. Connor and Messrs. Coulter, Deb, Epley, Faggin, Geeslin, Marren and Stanton are non-employee directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended December 31, 2000. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC", nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and regardless of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the report by reference in any such document.

     The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has discussed with the independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                             BY ORDER OF THE AUDIT COMMITTEE

                                       Barbara Connor
                                       Dipanjan Deb
                                       Keith Geeslin

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     ZiLOG currently manufactures products for us. ZiLOG is controlled by an affiliate of the Texas Pacific Group, an investment firm that is our controlling shareholder and has two representatives on our board. David Stanton and John Marren, two of our directors, are also members of the board of directors of ZiLOG. For the year ended December 31, 2000, we purchased $7.1 million of products and engineering services from ZiLOG.

     Current members of the Company's Board of Directors and the Executive Committee, Messrs. Epley, Geeslin and Stanton, are directors of both GlobeSpan and Paradyne Networks, Inc. During the year ended December 31, 2000, the Company recorded product sales of $8,355,000, related to goods sold to Paradyne Networks. At December 31, 2000, the Company had a payable to Paradyne Networks in the amount of $2,313,000.

     In conjunction with termination of a Cooperative Development Agreement in July 1998, GlobeSpan and Paradyne Networks also entered into a four-year Supply Agreement which gave Paradyne Networks preferential pricing and other terms in connection with the sale by GlobeSpan of products to Paradyne Networks. Under the terms of the Supply Agreement, GlobeSpan is required to honor Paradyne Networks' orders for GlobeSpan's products in quantities at least consistent with Paradyne Networks' past ordering practices and must afford Paradyne Networks at least the same priority for its orders as GlobeSpan affords its other similarly situated customers. GlobeSpan also granted Paradyne Networks a standard customer immunity under GlobeSpan's intellectual property rights with respect to any of Paradyne Networks' products which incorporate GlobeSpan's products.

     In May 1999, the Company loaned approximately $1,233,300 to Robert McMullan and $1,166,630 to Nicholas Aretakis, secured by a stock pledge agreement, in connection with their purchase of approximately 323,325 and 303,324 shares (as adjusted for the Company's 3-for-1 stock split in February 2000) of GlobeSpan's common stock, respectively. Each full recourse note accrues interest at the rate of 5.22% per annum and is payable upon the earlier of the fifth anniversary of the note or 30 days following termination of employment. In June 1999, the Company loaned approximately $2,200,000 to Armando Geday in connection with his purchase of approximately 1,467,180 shares (as adjusted for the Company's 3-for-1 stock split in February 2000) of GlobeSpan's common stock. Mr. Geday's loan is on substantially the same terms as the loans to Messrs. McMullan and Aretakis. All future transactions, including any loans from GlobeSpan to its officers, directors, principal stockholders or affiliates, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders. These transactions, if any, will be on terms no less favorable to GlobeSpan than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such directors, officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that its directors, officers and 10% stockholders timely filed all forms required to be filed under Section 16(a) during the year ended December 31, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for the years ended December 31, 2000, 1999 and 1998 paid by the Company for services by GlobeSpan's Chief Executive Officer and GlobeSpan's other executive officers whose total salary and bonus for such year exceeded $100,000, collectively referred to below as the Named Executive Officers:

                           Summary Compensation Table


                                                                                Long-term
                                                                               Compensation
                                                Annual Compensation            ------------
                                                -------------------             Securities
                                                                                Underlying         All Other
       Name and Principal Position           Year        Salary       Bonus       Options       Compensation(a)
------------------------------------------  ------      --------     -------   ------------     ---------------

Armando Geday.............................   2000       $235,000     $550,000      250,000                 $573
President and Chief Executive Officer        1999        225,173      475,000      480,048                  405
                                             1998        215,004      330,000           --                   --

Robert McMullan(b)........................   2000        160,000      275,000       90,000                7,133
Chief Financial Officer and Vice President   1999        153,436      225,000      240,000                5,198
                                             1998         80,780      100,000      233,325                   --

Nicholas Aretakis(c)......................   2000        160,000      275,000      120,000                5,448
Vice President, Worldwide Sales              1999        153,436      130,000      219,999                3,094
                                             1998         87,704      110,000      233,325               79,227

---------------------

(a) The amounts in this column for 1999 and 2000 include Company contributions under the Company's 401(k) plan and imputed income on life insurance premiums. The amounts shown for Mr. Aretakis in 1998 represent reimbursed relocation expenses.
(b)  Mr. McMullan started employment with the Company in July 1998.
(c)  Mr. Aretakis started employment with the Company in May 1998.

                        Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options during the year ended December 31, 2000 to each of the Named Executive Officers. No stock appreciation rights were granted to these individuals during such year.

                                                Individual Grants                          Potential Realizable Value
                           -----------------------------------------------------             at Assumed Annual Rates
                                              % of Total                                  of Stock Price Appreciation
                              Number of        Options                                          for Option Term(d)
                             Securities        Granted                                  -------------------------------
                             Underlying           to
                              Options         Employees       Exercise     Expiration
     Name                    Granted(a)       in 2000(b)      Price(c)        Date             5%               10%
-----------------------     ------------     -----------     ---------    ----------       ----------      ------------

Armando Geday............        250,000            2.5       $115.25      07/11/10        18,120,026        45,919,705

Nicholas Aretakis........        120,000            1.2       $115.25      07/11/10         8,697,613        22,041,458

Robert McMullan..........         90,000            0.9       $115.25      07/11/10         6,523,210        16,531,094

-------------------


(a) Each of the options listed in the table is immediately exercisable. The shares purchasable upon exercise of the options may be repurchased by the Company at the original exercise price paid per share if the optionee ceases service before vesting in such shares. The repurchase right lapses for the option shares, and each officer vests as to 25% of the option shares, upon completion of 12 months of service from the date of grant; and each officer vests as to 6.25% of the option shares upon the completion of every three-month period of service over the next three years thereafter. Each of the options has a ten-year term, but the term may end earlier if the optionee ceases service with the Company.

(b) Based on a total of 9,850,646 options to purchase common stock granted to the Company's employees under the 1996 Equity Incentive Plan, the 1999 Equity Incentive Plan, the 1999 Supplemental Stock Option Plan and the 1999 Director Stock Option Plan during 2000. Options issued under option plans of acquired companies and assumed by the Company are not included in the number of options granted to employees of the Company.

(c) The exercise price was equal to the fair market value of the Company's common stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash or through a cashless exercise procedure involving a same-day sale of the purchased shares. The exercise price may also be paid with a full recourse promissory note.

(d) The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of its stock price performance. The potential realizable value at 5% and 10% appreciation is calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

                         Aggregated Option Exercises in
               Last Fiscal Year and Fiscal Year-end Option Values

     The following table sets forth information concerning the number of shares acquired and the value realized upon the exercise of stock options during the year ended December 31, 2000 and the number and value of unexercised options for each of the Named Executive Officers.


                                                                Number of Securities           Value of
                                                                    Underlying              Unexercised In-
                                Number of                       Unexercised Options        The-Money Options
                                 Shares                         Held at December 31,             Held at
                                Acquired         Value                2000                 December 31, 2000
       Name                    on Exercise     Realized          Vested/Unvested(a)        Vested/Unvested(b)
--------------------------     -----------    ----------       ---------------------      -------------------

Armando Geday.............          0              0               75,018/674,774         $736,373/$7,298,082

Nicholas Aretakis.........          0              0               37,500/315,138         $367,969/$3,075,212

Robert McMullan...........          0              0               37,500/346,248         $367,969/$4,519,672

-----------------


(a) The options are immediately exercisable for all of the option shares, but any shares purchased under those options may be repurchased by the Company at the original exercise price paid per share, if the optionee ceases service with the Company before vesting in such shares. The heading "Vested" refers to option shares that are no longer subject to repurchase; the heading "Unvested" refers to option shares (including shares that were previously issued upon the early exercise of options) subject to repurchase as of December 31, 2000.

(b) Based on the closing price of the Company's common stock on the Nasdaq National Market on December 31, 2000 of $27.50 per share.

CHANGE OF CONTROL ARRANGEMENTS AND EMPLOYMENT AGREEMENTS

     Upon specified defined events causing a change in control of GlobeSpan, an option or other award under GlobeSpan's 1999 Equity Incentive Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or its parent or if the surviving corporation or its parent does not substitute another award on substantially the same terms. If an optionee or other participant under the 1999 Equity Incentive Plan is involuntarily terminated within 12 months after a change in control in which the option or award was assumed or substituted, then the option or award becomes fully exercisable and vested.

     Except for Mr. Geday, the Company's President and Chief Executive Officer, none of GlobeSpan's executive officers have an employment agreement with GlobeSpan, and they may resign at any time and GlobeSpan may terminate their employment at any time without any contractual liability of the Company to the executive officer. GlobeSpan entered into an employment agreement with Mr. Geday, dated April 1, 1997.

     The employment agreement with Mr. Geday provided for an annual base salary to be determined by the Board of Directors. In 2000, Mr. Geday was paid a base salary of $235,000. Mr. Geday is eligible to earn quarterly and two-level revenue bonuses based upon goals and revenue targets as determined by the Board of Directors and Mr. Geday. Under the employment agreement, the Company granted to Mr. Geday an option to purchase 1,395,900 shares of the Company's common stock. The agreement provides that if a corporate transaction occurs in which more than 50.0% of the Company's stock is transferred, then 50.0% of Mr. Geday's unvested options will become vested. Through the end of 2000, 94% of the shares subject to the option had vested. If the Company is valued at more than $100.0 million in such corporate transaction, then 100% of Mr. Geday's unvested options will become vested. If the Company terminates Mr. Geday's employment without cause or he resigns for good reason, then he will be paid as severance any bonuses that have been earned by him and will continue to receive his base salary until the earlier of the date that is 12 months from his termination date or the date on which he starts comparable employment. The aggregate severance payment will not be less than $500,000 prorated for the number of months that Mr. Geday is entitled to receive his base salary as a severance benefit. In addition, if the Company terminates Mr. Geday without cause or he resigns for good reason, his options will become vested as if he provided another 18 months of service following his termination date, and his vested option will have a 10-year term from the date of his employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Epley, a member of GlobeSpan's Compensation Committee, was Chairman of the Board of Directors from August 1996 to March 1999 and was CEO and President of GlobeSpan from August 1996 to April 1997. Mr. Epley is also a director of Paradyne Networks, chairman of its board of directors and is a member of its compensation committee. Paradyne Networks is a related party and a customer of GlobeSpan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     General. The Compensation Committee makes recommendations to the Board of Directors concerning the salary and cash bonus compensation for the Company's chief executive officer and determines the salary and cash bonus compensation for the Company's other executive officers and senior management. The Compensation Committee is mindful of the Company's commitment to being a leading provider of integrated circuits in a competitive market. To realize these objectives, the Company's compensation levels must be such as to motivate and retain these individuals.

     Compensation Policy. The overall policy of the Compensation Committee is to offer the Company's executive officers competitive compensation opportunities based on their personal performance, the financial performance of the Company and their contributions to the Company's success, and that are competitive enough to attract and retain highly skilled individuals. The compensation paid to these executives consists of base salary and incentive performance awards payable in cash which takes into account Company and individual performance. The Company also encourages ownership of stock by its executives through long-term stock based incentive awards.

     Base Salary and Bonus. The Compensation Committee seeks to establish base salaries and bonuses that are competitive with the compensation level for executive officers with similar positions in comparable organizations (based on publicly available data from selected comparable companies). Effective April 1, 1997 the Company entered into an employment agreement with Mr. Geday, the Company's President and Chief Executive Officer. See "Change of Control Arrangements and Employment Agreements." In accordance with his agreement, the Compensation Committee annually reviews and determines Mr. Geday's base salary and has set his salary at $235,000 for 2000. The Compensation Committee further reviews and determines the base salaries for the Company's other executive officers based in part upon the recommendation of Mr. Geday. The Compensation Committee establishes bonuses for executive officers based upon potential contributions of those individuals toward (i) increasing revenues, (ii) increasing the number of customers, (iii) developing the Company's businesses and (iv) successfully completing certain financial, business or strategic objectives. In recognition of his contributions in these areas, Mr. Geday was awarded a 2000 bonus of $550,000. In setting the bonus amounts for the Company's executive officers and senior management other than Mr. Geday, the Compensation Committee also relies, in part, upon the recommendation of Mr. Geday, as the person in the best position to judge the respective performances of said individuals. In its deliberations, the Compensation Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. The Compensation Committee exercised its discretion and made a judgment after considering the factors that it deemed relevant to determine the appropriate compensation for the Company's officers and senior management.

     Long-Term Incentives. The Compensation Committee administers and the Board of Directors makes grants under the 1999 Equity Incentive Plan. Officers (and other employees) are eligible to receive stock option grants, which are intended to promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to responsibilities of the individual officers, expected future contributions and prior option grants. Each option generally vests in installments over a four year period, contingent on the officer's continued employment with the Company. Stock option grants to executive officers are granted at an exercise price equal to fair market value of the Company's common stock on the date of grant.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. Options that have been granted under the Company's 1999 Equity Incentive Plan are intended to qualify as performance-based compensation not subject to the deduction limit under Section 162(m). So long as it is consistent with its overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible by the Company for federal income tax purposes.

     The Compensation Committee's recommendations for compensation for 2000 were accepted by the Board of Directors.

                             BY ORDER OF THE COMPENSATION COMMITTEE

                                       James Coulter
                                       Thomas Epley
                                       Federico Faggin
                                       David Stanton

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder returns, over the periods presented, on the Company's common stock, the Nasdaq Stock Market -(U.S.) Index and the JP Morgan H&Q Communications Index (formerly, the Hambrecht & Quist Communications Index). The fiscal year-end values of each investment are based on share price appreciation plus reinvested dividends, and assume an initial investment of $100 on June 23, 1999, the first day of public trading of the Company's common stock, in each of the Company's common stock, the Nasdaq Stock Market (U.S.) Index and the JP Morgan H&Q Communications Index. No cash dividends have been paid on the Company's common stock. The comparisons are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's common stock.

     As indicated in the charts, the market price of the Company's common stock (adjusted for stock splits) has increased from $7.50 at the time of the Company's initial public offering of common stock, to a closing price of $27.50 on December 31, 2000. On April 25, 2001, the closing price of the common stock was $22.45.

CUMULATIVE TOTAL RETURNS SINCE THE COMPANY'S INITIAL PUBLIC OFFERING

                     [STOCK PERFORMANCE GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
                                         June 23,    December 31,   December 31,
                                           1999         1999           2000
                                           ----         ----           ----
GlobeSpan..............................  $100.00       $153.91        $195.00
Nasdaq Stock Market (U.S.).............  $100.00       $156.90        $ 94.33
JP Morgan H&Q Communications Index.....  $100.00       $198.34        $126.12
--------------------------------------------------------------------------------

     The above report of the Compensation Committee and the stock performance graph will not be deemed to be soliciting material or to be filed with or incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such report or graph by reference.


PROPOSAL 2.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     At the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, independent public accountants, as the auditors of the Company for the year ending December 31, 2001. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's formation in 1996.

     If the foregoing appointment of PricewaterhouseCoopers LLP is not ratified by stockholders, the Board of Directors will consider the appointment of other independent accountants. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions from stockholders.

     Audit Fees. PricewaterhouseCoopers LLP billed the Company $286,502, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 31, 2000.

     Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP provided no professional services to the Company of the nature described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 31, 2000.

     All Other Fees. PricewaterhouseCoopers LLP billed the Company $1,108,422 in the aggregate, for all other services rendered by them (other than those covered above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees") during the fiscal year ended December 31, 2000.

     The Audit Committee has considered whether the provision of the above non-audit services is compatible with maintaining the auditor's independence. The Audit Committee has determined that the rendering of such services by Pricewaterhouse Coopers LLP is compatible with maintaining such firm's independence.

     The Board of Directors recommends that stockholders vote to ratify the appointment of the firm of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted "for" ratifying the appointment of the auditors described above.

                             ADDITIONAL INFORMATION

OTHER MATTERS

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

ANNUAL REPORT ON FORM 10-K

     A copy of GlobeSpan's Annual Report on Form 10-K for the year ended December 31, 2000 is being mailed to all stockholders together with this proxy statement. Additional copies of the Annual Report on Form 10-K are available, without charge, upon written request to: GlobeSpan, Inc., Attn: Investor Relations, 100 Schulz Drive, Red Bank, New Jersey 07701. The Company's Form 10-K and this Proxy Statement are also available on GlobeSpan's Investor Relations Website (http://www.globespan.net).

STOCKHOLDER PROPOSALS

     In accordance with the Company's By-laws, for a matter to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof to the Secretary of the Company not less than 60 days nor more than 90 days in advance of the anniversary date of the immediately preceding annual meeting. Any such notice must contain certain information specified in the By-laws.

     Pursuant to applicable rules under the Securities and Exchange Act, some stockholder proposals may be eligible for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual Meeting of Stockholders. In order to be included, any such proposal must be received at the Company's offices at 100 Schulz Drive, Red Bank, New Jersey 07701, Attention: Secretary, not later than January 7, 2002.

                                       By Order of the Board of Directors


                                       Richard Gottuso
                                       Corporate Secretary

May 7, 2001

                                                                      APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE

                                       OF

                                 GLOBESPAN, INC.

     The Audit Committee of the Board of Directors of GlobeSpan, Inc. (the "Corporation") (the "Committee") shall assist the Board of Directors in fulfilling its oversight responsibilities with respect to the financial reports and other financial information provided by the Corporation to the stockholders and to the general public, the Corporation's internal controls, and the Corporation's audit, accounting and financial reporting processes generally. The Committee shall serve as an independent and objective monitor of the performance of the Corporation's financial reporting process and system of internal control; review and appraise the audit efforts of the Corporation's independent accountants; and provide for open, ongoing communication among the independent accountant, financial and senior management, and the Board of Directors concerning the Corporation's financial position and affairs. The Committee will report its actions to the Board of Directors with such recommendations as the Committee may deem appropriate. The Committee shall be governed in accordance with the By-Laws of the Corporation as well as have the following powers and duties:

1. Structure and Composition. The Committee shall be composed of at least three independent directors who are all capable of reading, understanding and analyzing financial statements, or who will become financially literate within a reasonable time after being appointed to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, or any comparable experience or background that results in that committee member having financial sophistication. The members of the Committee shall elect the Chairman (the "Chairman") from among themselves. The independence of a director shall be determined in accordance with the rules and regulations of the securities market where the Corporation's shares of Common Stock are traded. The duties and responsibilities of a member of the Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

2. General Financial Oversight. The Committee shall meet with the independent accountant and the principal accounting officers of the Corporation to ascertain that reasonable procedures and controls are followed to safeguard the Corporation's assets and that adequate examinations are made to ensure the reasonableness of the results reported in the financial statements for the fiscal year. Specifically, the Committee shall:

     o Review the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing with the Securities and Exchange Commission (the "SEC"), the Corporation's earning announcement prior to release, and the results of the independent accountant's review of Interim Financial Information pursuant to SAS 71. The Chairman may represent the Committee, either in person or by telephone conference call, for the purpose of this review.

     o Review with management and the independent accountants at the completion of the annual audit and prior to filing the Corporation's annual report on Form 10-K (the "Annual Report") with the SEC, the accuracy and completeness of the following:

     (i) the Corporation's financial statements included in the Annual Report and related footnotes;

     (ii) the independent accountant's audit of the financial statements and its report;

     (iii) any significant changes required in the independent accountant's examination plan;

     (iv) any serious difficulties or disputes with management encountered during the course of the audit; and

     (v) other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards, including discussions relating to the independent accountant's judgment about such matters as to the quality, not just the acceptability of the Corporation's accounting practices and other items set forth in SAS 61 (Communications with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

     o The Committee will have prepared and reviewed the Audit Committee Report for inclusion in the annual stockholder's meeting proxy statement. The Committee must state whether it:

     (i) has reviewed and discussed the audited financial statements with management;

     (ii) has discussed with the independent accountant the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

     (iii) has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 ("ISBS No. 1"), as may be modified or supplemented, and has discussed with the accountant its independence; and

     (iv) has recommended to the Board of Directors, based on the review and discussions referred to in above items (i) through (iii), that the Corporation's financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

3. Selection of Independent Accountants. The Committee shall recommend the firm of independent accountants to be nominated for the ensuing year at the Board of Directors meeting when such action is taken.

     o Before recommending a continuing independent accountant, the Committee shall ensure the receipt for the year of, and review with the independent accountant, a written statement required by ISBS No.1, as may be modified or supplemented, and discuss their continued independence with the accountant. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be brought to bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the Securities Act of 1933, as amended.

     o Together with the Board of Directors, the Committee shall submit to the stockholders for ratification or rejection at the annual meeting of stockholders the independent accountant selected.

4. Controls, Policies and Procedures Oversight. The members of the Committee shall meet from time to time to review accounting policies followed, changes therein, internal and accounting controls, and any issues that may be raised by the independent accountant. At the discretion of the Chairman, the principal accounting officers of the Corporation may be invited to attend the meetings of the Committee with the independent accountants. The Committee may request the independent accountant to report on the adequacy of their examination, its views of the Corporation's internal controls, and on the Corporation's compliance with accepted accounting principles adopted by the accounting profession, as well as the effect of unusual or extraordinary transactions. The Committee shall also be responsible for the following:

     o Obtain the approval of the full Board of Directors of this Charter and shall review and reassess this Charter as conditions dictate, on at least an annual basis;

     o Periodically review the adequacy of the Corporation's accounting, financial, and auditing personnel resources.

5. Advice; Legal Representation. The Committee is authorized to confer with the Corporation's management and other employees with whom it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matter within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board of Directors advised as to the nature and extent of such outside advice.

                                 GLOBESPAN, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             Annual Meeting of Stockholders, Tuesday, June 12, 2001

     The undersigned stockholder of GLOBESPAN, INC., a Delaware corporation, hereby appoints Armando Geday and Robert McMullan, or either of them, voting singly in the absence of the other, attorneys and proxies, with full power of substitution and revocation, to vote, as designated below, all shares of common stock of GlobeSpan, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corporation to be held at the Oyster Point Hotel, 146 Bodman Place, Red Bank, New Jersey on June 12, 2001 at 10:00 a.m. (local time) or any adjournment(s) thereof, in accordance with the instructions on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No 2. The proxies are authorized to vote as they may determine in their discretion upon such other business as may properly come before the meeting.

     TO VOTE BY MAIL, PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends a vote "FOR" all nominees in Proposal No. 1 and "FOR" Proposal No. 2.

1.   Election of the following Nominees as Directors:

     (1)      Armando Geday
     (2)      Barbara Connor
     (3)      James Coulter
     (4)      Dipanjan Deb
     (5)      Thomas Epley
     (6)      Federico Faggin
     (7)      Keith Geeslin
     (8)      John Marren
     (9)      David Stanton

     FOR ALL NOMINEES                   ABSTAIN
     (except written to the contrary below)

                o               o

     To withhold authority to vote for any
     individual Nominee, write the Nominee's
     name on the space provided below:

     ---------------------------------------

2. The appointment of PricewaterhouseCoopers LLP as independent accountants for the fiscal year ending December 31, 2001.

     FOR                 AGAINST            ABSTAIN

      o                   o                  o

     THE PROXIES ARE AUTHORIZED TO VOTE AS THEY MAY DETERMINE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:                               , 2001
     ------------------------------

------------------------------------------
               Signature

------------------------------------------
              Signature (if held jointly)
                                           Please sign exactly as name appears
                                           above.

                                           When shares are held in name of
                                           joint holders, each should sign.
                                           When signing as attorney, executor,
                                           trustee, guardian, etc., please so
                                           indicate.  If a corporation, please
                                           sign in full corporate name by an
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           an authorized person.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


         DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN
                               ENCLOSED ENVELOPE.
                  YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.